EXHIBIT 16


November 16, 2004


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

RE:     Maui General Store, Inc.


     We have read the statements that we understand Maui General Store, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.

                                     Very truly yours,

                                     /s/ Rotenberg & Co., LLP
                                     ------------------------
                                     Rotenberg & Co., LLP